Exhibit 99.2

United Bancshares, Inc.

Quarterly Report

June 30, 2020

Shareholders, Clients and Team Members:

Despite the unprecedented operating environment, I am pleased to report that your Company recorded pre-tax income of $8.2 million for the first six months of 2020, which was a 69% increase as compared to the same period in 2019. In addition to those record profits, your Company also reached $1 billion in assets and the Company’s Board of Directors approved a $0.14 per common share second quarter dividend, which amounted to approximately 8% of net income for the second quarter.

I could not be more proud of the Company’s team members. Early in the quarter they recognized the tremendous needs in our communities to help companies fund their employees’ wages, lower interest rates on their home mortgages and remain open to ensure confidence in the country’s financial systems. They worked numerous extra hours, made house calls, relocated their offices, assisted non-clients and other banks, made at least one personal phone call to every client, and countless other sacrifices to live up to our motto of “Success through Service”. Those efforts not only made a positive impact on others, but added significantly to the Company’s bottom line.

Increased revenues for the period were primarily the result of the Company’s ability to close approximately $268 million in residential mortgage loans generating $8.5 million in gains on loan sales, and secure over 1,500 Paycheck Protection Program (“PPP”) loans totaling $118 million, and generating $4.8 million in loan fees. For the period ended June 30, 2020, $1.0 million of fees received from the Small Business Administration was recorded as a reduction to non-interest expenses to cover PPP loan origination costs and $337,000 of deferred fees was amortized into interest income. The remaining $3.4 million of fees received from the SBA have been deferred and will be amortized into interest income over the two year life of the loans. While we have not experienced increases in delinquencies or losses through June 30, 2020, management allocated an additional $1,450,000 to our allowance for loan losses to recognize the added risk of this environment over the first six months of the year.

Although it is still unclear how long our communities or the economy will be negatively impacted, one thing is clear, the continued accomplishments of your Company is the undeniable result of the ongoing efforts of the Company’s dedicated team members and Board of Directors in implementing our Strategic Plan. Their efforts and our strong corporate values of respect for and accountability to our shareholders, clients, colleagues, and communities are the foundation for the continued success of your Company. Thank you for your ongoing support and the trust you have placed in us.

Respectfully,

Brian D. Young

President and CEO

United Bancshares, Inc.

and Subsidiaries

Financial Information (unaudited)	Six months ended June 30, 2020	Six months ended June 30, 2019
	(dollars in thousands, except per share data)
Condensed Statement of Income
Interest income	$19,310	$18,456
Interest expense	3,600	4,276
Net interest income	15,710	14,180
Provision for loan losses	1,450	250
Net interest income after provision for loan losses	14,260	13,930
Non-interest income	10,955	5,641
Non-interest expenses	17,015	14,714
Income before income taxes	8,200	4,857
Provision for income taxes	1,444	758
Net income	$6,756	$4,099

Average common shares outstanding (basic)	3,270,351	3,270,522

PER COMMON SHARE
Net income	$2.07	$1.25
Book value	$32.04	$26.92
Tangible book value (non-GAAP)*	$23.07	$17.91
Closing price	$18.00	$20.17

FINANCIAL RATIOS
Return on average assets	1.44%	0.97%
Return on average tangible equity (non-GAAP)*	19.47%	15.16%
Net interest margin, tax equivalent (non-GAAP)*	3.74%	3.77%
Efficiency ratio (non-GAAP)*	63.14%	73.36%
Loans (including held for sale) to deposits	84.02%	84.54%

PERIOD END BALANCES

	As of June 30, 2020	As of June 30, 2019
Assets	$1,014,047	$855,412
Loans, gross	$671,216	$572,594
Deposits	$831,227	$689,158
Shareholders' equity	$104,794	$88,054

Common shares outstanding	3,270,814	3,270,635

* Some of the financial measures included in this press release are not measures of financial performance recognized by U.S. Generally Accepted Accounting Principles, or GAAP. These non-GAAP financial measures include tangible book value, return on average tangible equity, net interest margin (tax-equivalent), and the efficiency ratio. Management uses these non-GAAP financial measures in its analysis of its performance, and believes financial analysts and investors frequently use these measures, and other similar measures, to evaluate capital adequacy. Reconciliations of non-GAAP disclosures used in this press release to the comparable GAAP measures are provided in the accompanying table. Management, as well as regulators, financial analysts and other investors may use these measures in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions.

These non-GAAP financial measures should not be considered in isolation or as a substitute for total shareholders’ equity, total assets, book value per share, return on average assets, return on average equity, or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate these non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

United Bancshares, Inc.

and Subsidiaries

Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures (unaudited)

(dollars and shares in thousands, except per share data)

Shareholders' Equity to Tangible Equity	June 30, 2020	June 30, 2019
Shareholders' equity	$104,794	$88,054
Less goodwill and other intangibles	29,334	29,490
Tangible common equity	$75,458	$58,564
Average Shareholders' equity	$98,766	$83,590
Less average goodwill and other intangibles	29,367	29,525
Average tangible common equity	$69,399	$54,065

Tangible Book Value Per Common Share
Tangible common equity (a)	$75,458	$58,564
Total common shares issued and outstanding (b)	3,270,814	3,270,635
Tangible book value per common share (a)/(b)	$23.07	$17.91

Return on Average Tangible Equity
Net income, annualized (c)	$13,512	$8,198
Average tangible common equity (d)	$69,399	$54,065
Return on average tangible common equity (c/d)	19.47%	15.16%

Net Interest Margin, Tax-Equivalent
Net interest income, annualized	$31,420	$28,360
Tax-equivalent adjustment	568	472
Tax-equivalent net interest income, annualized (e)	$31,988	$28,832
Average earning assets (f)	$855,581	$763,812
Net interest margin, tax-equivalent (e)/(f)	3.74%	3.77%

Efficiency Ratio, Tax-Equivalent
Non-interest expense (g)	$17,015	$14,714
Tax-equivalent net interest income	15,994	14,416
Non-interest income	10,955	5,641
Total revenue (h)	$26,949	$20,057
Efficiency ratio (g)/(h)	63.14%	73.36%

UNITED BANCSHARES, INC.

DIRECTORS Robert L. Benroth Herbert H. Huffman H. Edward Rigel David P. Roach	Daniel W. Schutt – Chairman R. Steven Unverferth Brian D. Young

OFFICERS

Brian D. Young - President/CEO

Heather M. Oatman - Secretary

Stacy A. Cox – Chief Financial Officer

THE UNION BANK COMPANY

DIRECTORS

Robert L. Benroth Anthony M.V. Eramo Herbert H. Huffman Kevin L. Lammon William R. Perry	H. Edward Rigel David P. Roach Carol R. Russell Daniel W. Schutt R. Steven Unverferth
Brian D. Young - Chairman/President/CEO

INVESTOR MATERIALS:

United Bancshares, Inc. has traded its common stock on the NASDAQ Markets Exchange under the symbol “UBOH” since March 2001. Annual and quarterly shareholder reports, regulatory filings, press releases, and articles about United Bancshares, Inc. are available in the Shareholder Information section of our website www.theubank.com or by calling 1-800-837-8111.

Locations

1300 N. Main St.

Bowling Green, OH 43402

419-353-6088

100 S. High St.

Columbus Grove, OH 45830

419-659-2141

101 Progressive Dr.

Columbus Grove, OH 45830

419-659-4250

30 Coal Bend

Delaware, OH 43015

740-549-3400

114 E. 3rd St.

Delphos, OH 45833

419-692-2010

1500 Bright Rd.

Findlay, OH 45840

419-424-1400

461 Beecher Road

Gahanna, OH 43230

614-269-4400

230 W. Madison St.

Gibsonburg, OH 43431

419-637-2124

110 E. North St.

Kalida, OH 45853

419-532-3366

318 S. Belmore St.

Leipsic, OH 45856

419-943-2171

1410 Bellefontaine Ave.

Lima, OH 45804

419-229-6500

3211 Elida Rd.

Lima, OH 45805

419-331-3211

701 Shawnee Rd.

Lima, OH 45805

419-228-2114

111 S. Main St.

Marion, OH 43302

740-387-2265

220 Richland Rd.

Marion, OH 43302

740-386-2171

245 W. Main St.

Ottawa, OH 45875

419-523-2265

132 E. Front St.

Pemberville, OH 43450

419-287-3211

2660 US Hwy 224, Ste. 3

Plymouth, OH 44865

419-659-2141

468 Polaris Parkway

Westerville, OH 43082

614-269-4402